SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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[_] Preliminary Proxy Statement	[_] Confidential, for Use of the
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[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ELECTRONIC CLEARING HOUSE, INC.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTRONIC CLEARING HOUSE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 2, 2001

To the Shareholders of Electronic Clearing House, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Electronic Clearing House, Inc. (the “Company”) which will be held at the Renaissance Hotel, Agoura Hills, California on Friday, February 2, 2001 at 10:30 a.m. for the following purposes:

1.	To elect one Director to serve on the Board of Directors;

2.	To ratify or reject the selection of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending September 30, 2001; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on December 8, 2000, as the record date for determining those shareholders who will be entitled to vote at the Meeting or any adjournment thereof.

Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed Proxy and return it by January 30, 2001 in the envelope provided for that purpose.

The enclosed Proxy is being solicited on behalf of the Board of Directors of the Company.

By Order of the Board of Directors, DONNA L. REHMAN Corporate Secretary

Agoura Hills, California Dated: January 2, 2001

PROXY STATEMENT

ELECTRONIC CLEARING HOUSE, INC.
P.O. BOX 3040 AGOURA HILLS, CA 91301

ANNUAL MEETING OF SHAREHOLDERS
February 2, 2001

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Electronic Clearing House, Inc., a Nevada corporation (the “Company”), for use at the Annual Meeting of Shareholders (the “Meeting”) which will be held on February 2, 2001 at 10:30 a.m., Pacific Standard Time, at the Renaissance Hotel, Agoura Hills, California. The approximate mailing date of this Proxy Statement is January 2, 2001.

PROXIES

The shares represented by proxy in the form solicited by the Board of Directors of the Company will be voted at the Meeting if the proxy is returned to the Company properly executed. Where a choice is specified with respect to the matter being voted upon, the shares represented by the proxy will be voted in accordance with such specification. The proxy may specify approval or disapproval of all nominees for directors of the Company as a group, or may withhold authority to vote for any one or more of the nominees for directors, and for the approval of the other proposals described herein.

It is intended that shares represented by proxies in the accompanying form will be voted for the election of the person listed below under “Election of Directors”. Although the Board of Directors does not know whether any nominations will be made at the Meeting other than those set forth herein, if any such nomination is made, or if votes are cast for any candidates other than those nominated by the Board of Directors, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors or for any particular nominee is not withheld) will have full discretion and authority to vote for all of the nominees for the Board of Directors, as provided in the Proxy. The Company is not aware of any matters to be voted upon at the Meeting other than as stated herein and in the accompanying Notice of Annual Meeting of Shareholders; if any other matters are properly brought before the Meeting, the enclosed proxy gives authority to the persons named in such proxy to vote the shares in their best judgment.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other firms representing beneficial owners of shares for their expenses in forwarding solicitation materials to the beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

PLEASE MARK, SIGN and DATE the enclosed proxy card and RETURN it by January 30, 2001, in the enclosed envelope provided for this purpose.

On December 8, 2000, the record date for determining shareholders entitled to vote at the Annual Meeting, the Company had outstanding and entitled to vote at the Meeting 21,888,036 shares of Common Stock, par value $.01 per share (the “Common Stock”). Each share of Common Stock is entitled to one vote on any matter brought before the Meeting, including election of the directors. The Articles and By-Laws of the Company do not contain any provision for cumulative voting.

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the record date. Shares that are voted “for”, “against”, or “withheld” from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter with respect to such matter. While abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter, broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered votes cast and, accordingly, will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter. A majority of votes cast is required to pass a proposal.

PERFORMANCE GRAPH

The following graph shows a five-year comparison of the total cumulative returns of investing $100 on September 30, 1995, in Electronic Clearing House, Inc. Common Stock, the NASDAQ-Composite Index, and the NASDAQ-Finance Index. The NASDAQ-Composite Index represents a broad market group in which the Company participates. The NASDAQ-Finance Index was chosen as having a representative peer group of companies for the 2000 Proxy Statement, and includes Electronic Clearing House, Inc. All comparisons of stock price performance shown assumes reinvestment of dividends.

September 30,	Measurement Point 1995	1996	1997	1998	1999	2000
ECHO	$100.00	$192.25	$330.77	$261.66	$261.66	$369.23
NASDAQ-Composite	$100.00	$118.68	$162.92	$165.50	$270.38	$358.96
NASDAQ-Finance	$100.00	$123.80	$195.14	$179.96	$195.55	$207.49

PRINCIPAL OWNERS OF COMMON STOCK

To the Company’s knowledge, no individual has beneficial ownership or control over 5% or more of the Company’s outstanding Common Stock.

The following table sets forth the number of shares of Common Stock owned beneficially by the Company’s officers and directors as of the record date, December 8, 2000:

Name & Address	Number of Shares Beneficially Owned		Percentage of Common Stock[1]
Joel M. Barry	1,023,250	[2]	4.50%
28001 Dorothy Drive
Agoura Hills, CA 91301

Lawrence Brown	100,000	[2]	0.45%
28001 Dorothy Drive
Agoura Hills, CA 91301

Alice L. Cheung	180,000	[2]	0.82%
28001 Dorothy Drive
Agoura Hills, CA 91301

Jesse Fong	55,110	[2]	0.25%
28001 Dorothy Drive
Agoura Hills, CA 91301

R. Marshall Frost	5,000	[2]	0.02%
28001 Dorothy Drive
Agoura Hills, CA 91301

Aristides W. Georgantas	11,314		0.05%
28001 Dorothy Drive
Agoura Hills, CA 91301

David Griffin	167,747	[2]	0.76%
28001 Dorothy Drive
Agoura Hills, CA 91301

Herbert L. Lucas, Jr	385,081	[3,4]	1.74%
12011 San Vicente Blvd
Los Angeles, CA 90049

Donna Rehman	60,000	[2]	0.27%
28001 Dorothy Drive
Agoura Hills, CA 91301

Carl W. Schafer	315,247	[3]	1.42%
66 Witherspoon St., #1100
Princeton, NJ 08542

Rick Slater	224,000	[2]	1.01%
28001 Dorothy Drive
Agoura Hills, CA 91301

Patricia Williams	100,000	[2]	0.45%
28001 Dorothy Drive
Agoura Hills, CA 91301

Jack Wilson	144,300	[2][6]	0.66%
28001 Dorothy Drive
Agoura Hills, CA 91301

All officers and directors
as a group (13 persons)	2,771,049	[1]	11.43%

[1]	Outstanding common shares with effect given to individual shareholder’s exercise of stock options described in footnotes 2 through 5.

[2]	Includes options according to the terms of the Incentive Stock Option Plan.

[3]	Includes options granted to outside directors.

[4]	Includes 71,889 shares indirectly owned by Mr. Lucas through a trust for his wife.

[5]	Includes 2,120 shares indirectly owned by Mr. Wilson through his wife.

ELECTION OF DIRECTORS

One director is proposed to be elected at the Annual Meeting. The director will be elected to hold office until the conclusion of his respective three-year term and thereafter until the election and qualification of his successor.

Nominees

The nominee for election to the Board of Directors is Carl W. Schafer.

Directors

The current members of the Board of Directors are:

Name	Age	Director Since	Position with the Company	Term Ending February:
Joel M. Barry	50	1986	Chairman, President and CEO	2002
Aristides W. Georgantas	56	1999	Director	2002
Herbert L. Lucas, Jr	74	1991	Director	2003
Carl W. Schafer	64	1986	Director	2001

JOEL M. BARRY, age 50, has been a Director of the Company since July 8, 1986, and Chairman of the Board since December 26, 1986. Mr. Barry served as Chief Financial Officer from May 1, 1987 to June 9, 1990, and Executive Vice President from October 12, 1987 to June 29, 1990, when he was designated Chief Executive Officer of the Company. In May, 1999, Mr. Barry assumed the role of President. Mr. Barry is also a Director and Chief Executive Officer of the NCCR, CBC, and XpressCheX, Inc. (formerly Magic Software Development) wholly-owned subsidiaries. From August 1981 to June 1991, Mr. Barry was a lecturer and investment counselor for Dynamic Seminars, a firm he founded in 1981, and Basics Financial Planning and Investments, a firm he founded in 1983. From 1972 to 1974, Mr. Barry owned and operated a recording business and from 1975 to 1981 was employed as the Director of Marketing and Sales with Financial Dynamics, a financial planning firm located in Covina, California. Mr. Barry attended Oklahoma State University from 1969 to 1970, majoring in Accounting and Ozark Bible College from 1970 to 1972, majoring in music.

ARISTIDES W. GEORGANTAS, age 56, has served as a Director since February, 1999. Mr. Georgantas was Executive Vice President and Chief Operating Officer, Global Asset Management/Private Banking and Chairman and Chief Executive Officer of Chemical Bank New Jersey, NA. He had also served as President and Chief Operating Officer of Horizon Bancorp and subsidiaries and Princeton Bank. His affiliations include Director of Blue Cross Blue Shield of New Jersey; Director of Glenmede Trust Company; Chairman of the Foundation for New Jersey Public Broadcasting; and Director of Mathematica Policy Research, Inc. Mr. Georgantas is a graduate of the University of Massachusetts and Columbia University Graduate School of Business.

HERBERT L. LUCAS, age 74, has been a Director since 1991. Mr. Lucas received a BA degree in History in 1950 from Princeton University and an MBA degree in 1952 from Harvard University Graduate School of Business Administration. He served as President from 1972 to 1981 of Carnation International in Los Angeles and as a member of the Board of Directors of the Carnation Company. Since 1982, Mr. Lucas has managed his family investment business. He has served on the Board of Directors of various financial and business institutions including Wellington Trust Company, Arctic Alaska Fisheries, Inc., Nutraceutix, and Sunworld International Airways, Inc. Mr. Lucas has served as a Trustee of The J. Paul Getty Trust, the Los Angeles County Museum of Art, and Winrock International Institute for Agricultural Research and Development. He was formerly a member of the Board of Trustees of Princeton University.

CARL W. SCHAFER, age 64, has been a Director since July 1986. Mr. Schafer was Financial Vice President and Treasurer (Chief Financial Officer) of Princeton University from July 1976 to October 1987. From October 1987 to April 1990, Mr. Schafer was a Principal of Rockefeller & Co., Inc. of New York, an investment management firm. He is a Director of The Atlantic Foundation and Harbor Branch Institution and became President of the Atlantic Foundation in April 1990. Mr. Schafer also holds the following positions: Director/Trustee of the Paine Webber and Guardian Families of Mutual Funds; Director of Roadway Express, Inc., a trucking company; Director of Frontier Oil Corporation, an oil refiner; Director of Nutraceutix, Inc., a bio technology company; Director of Labor Ready, Inc., a provider of temporary labor; and Chairman of The Johnson Atelier and School Of Sculpture. He graduated from the University of Rochester in 1958, and served with the U.S. Bureau of the Budget, successively, as Budget Examiner, Legislative Analyst, Deputy Director and Director of Budget Preparation. He resides in Princeton, New Jersey.

Board of Directors’ Meetings

During fiscal year 2000, there were five regular meetings and one special meeting of the Board of Directors. Mr. Lucas attended each meeting; Mr. Schafer attended five regular meetings; and Mr. Georgantas attended four regular meetings and one special meeting.

Officers

Officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

Cash Compensation of Officers

The following table sets forth the total compensation paid and stock options offered by the Company to its Chief Executive Officer and to each of its most highly compensated executive officers, other than the Chief Executive Officer, whose compensation exceeded $100,000 during the fiscal years ended September 30, 2000, 1999, and 1998.

SUMMARY COMPENSATION TABLE

			Annual Compensation			Long Term Compensation
Name	Capacities in Which Served	Year	Salary[1]		Bonus	Securities Bonus Underlying Options[2]
Joel M. Barry	Chairman/Chief	2000	$190,000		$ 50,000	50,000
	Executive Officer/	1999	159,166		52,500	300,000
	President	1998	148,616	[3]	14,000	– 0 –

Alice Cheung	Chief Financial	2000	$ 99,500		14,250	10,000
	Officer/Treasurer	1999	94,416		12,000	20,000
		1998	89,333		11,000	– 0 –

Rick Slater	Vice President	2000	$113,300		13,200	20,000
		1999	110,000		10,000	20,000
		1998	100,000		5,000	– 0 –

Lawrence Brown	Vice President	2000	$100,000		12,750	40,000
		1999	88,600		– 0 –	20,000
		1998	78,951		3,000	20,000

David Griffin	Vice President	2000	90,910		9,100	10,000
		1999	88,682		7,500	20,000
		1998	69,981		3,000	– 0 –

[1]	The Company provides Mr. Barry with an automobile. Mr. Barry, Ms. Cheung, Mr. Slater, Mr. Brown and Mr. Griffin are participants of a Company sponsored 401(K) plan. There has been no compensation paid other than that indicated in the above table.

[2]	None of these options have been exercised. See “Stock Option Plan”.

[3]	Mr. Barry’s salary includes a $1,117 vacation paydown.

Fiscal 2000 Option Grants Table

The following table sets forth the stock options granted to the Company’s Chief Executive Officer and each of its executive officers, other than the Chief Executive Officer whose compensation exceeded $100,000 during fiscal 2000. Under applicable Securities and Exchange Commission regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Company has chosen to project this estimate using the potential realizable value at assumed annual rates of stock price appreciation for the option term at assumed rates of appreciation of 5% and 10%. However, the ultimate value will depend upon the market value of the Company’s stock at a future date, which may or may not correspond to the following projections.

					Potential Realization Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted	Percent of Total Granted to Employees in Fiscal Year	Exercise Price per share	Expiration Date	5%	10%
Joel M. Barry	50,000	11.76%	$2.56	02/04/10	$36,000	$78,000
Alice Cheung	10,000	2.35%	$1.75	12/23/09	$4,800	$11,000
Rick Slater	20,000	4.71%	$1.75	12/23/09	$9,600	$22,000
Lawrence Brown	10,000	2.35%	$1.75	12/23/09	$4,800	$11,000
	30,000	7.06%	$2.56	02/04/10	$21,000	$47,000
David Griffin	10,000	2.35%	$1.75	12/23/09	$4,800	$11,000

The following table sets forth the number of unexercised options held by the Company’s Chief Executive Officer and each of its executive officers, other than the Chief Executive Officer whose compensation exceeded $100,000 during fiscal 2000.

Aggregated Option/SAR Exercises and
Fiscal-Year Option/SAR Value Table

Name	Shares acquired on exercise #	Value realized	Number of unexercised options/SARS FY-end #	Value of unexercised in-the-money Options/SARS at FY-end[1]
Joel M. Barry	130,000	$143,000	870,000	$722,000
Alice Cheung	-0-	$ -0-	180,000	$ 98,000
Rick Slater	4,000	$ 8,000	222,000	$192,000
Lawrence Brown	-0-	$ -0-	100,000	$ 11,200
David Griffin	10,000	$ 36,200	165,000	$119,000

[1]	Based on the closing sales price of the Common Stock on September 30, 2000 of $1.50 per share, less the option exercise price.

Compensation of Directors

Each outside director received $15,000 and 5,859 shares of Common Stock in fiscal 2000; $15,000 and 5,455 shares of Common Stock in fiscal 1999; and $20,000 and 33,333 three-year options, exercisable at $0.91 per share in fiscal 1998. Directors are compensated for all reasonable expenses and are not compensated for special meetings.

Stock Option Plan

On May 13, 1992, the Company’s Board of Directors authorized adoption of an Incentive Stock Option Plan (“Plan”), ratified by the shareholders at the Annual Meeting held July 10, 1992. The Plan provided for the issuance of up to 325,000 stock options, each to purchase one share of the Common Stock for $0.85 per share, subject to adjustment in the event of stock splits, combinations of shares, stock dividends or the like.

On November 18, 1996, the Company’s Board of Directors authorized an increase in the Plan to 3,375,000 options and was ratified by the shareholders at the Annual Meeting held in February 1997.

On February 4, 1999, the Company’s Board of Directors authorized an increase in the Plan to 5,375,000 options and was ratified by the shareholders at the Annual Meeting held in February 1999.

Employee Benefit Plans

The Company does not presently have a formal stock option plan for employees.

Employment Agreements

None.

Bonus, Profit Sharing and Other Remuneration Plans and Pension and Retirement Plans

In addition to salary, the Committee, from time to time, grants options to executive officers and key personnel. The Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company’s stock price, the Committee believes that options motivate executive officers and key personnel to manage the Company in a manner which will also benefit shareholders. As such, options are granted at the current market price. One of the principal factors considered in granting options to an executive officer or key personnel is their ability to influence the Company’s long-term growth and profitability.

The Committee has also established a bonus program to reward extraordinary performance that exceeds pre-set goals established for executive officers and key personnel. The Company believes that such a bonus program provides the incentive to exceed such goals, thereby building shareholder value.

The Company has a contributory 401(K) Retirement Pension Plan which covers all employees who are qualified under the plan provisions.

DESCRIPTION OF PROPOSAL

PROPOSAL 1

PROPOSAL TO ELECT ONE DIRECTOR TO SERVE FOR THE RESPECTIVE TERM SPECIFIED

On November 28, 2000, the members of the Nominating Committee passed a motion to nominate Mr. Carl W. Schafer for election to the Board of Directors for a three-year term.

PROPOSAL 2

PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF AUDITORS

The Board of Directors has appointed PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for the current fiscal year. PricewaterhouseCoopers LLP has audited the financial statements of the Company since 1984, and has no other relationship with or interest in the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF
THE PROPOSALS.

UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE
BOARD OF DIRECTORS WILL BE VOTED FOR RATIFICATION AND APPROVAL OF THE PROPOSALS.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Any shareholder desiring to have an appropriate proposal for action presented at next year’s Annual Meeting of Shareholders, now scheduled for February, 2002, and who wishes to have it set forth in the Proxy Statement and form of Proxy for the Meeting, must notify the Company and submit the proposal in writing for receipt at the Company’s executive offices as noted above not later than October 31, 2001.

If any other matters arise at the Meeting, it is intended that the shares represented by Proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the Proxies.

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K may be obtained without charge by any beneficial owner of the Company’s Common Stock upon written request addressed to Donna Rehman, Corporate Secretary, 28001 Dorothy Drive, Agoura Hills, CA 91301 or Email: drehman@echo-inc.com.

By order of the Board of Directors, DONNA L. REHMAN Corporate Secretary

Dated: January 2, 2001

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no choice is specified, this proxy will be voted for proposals 1 through 3.

ELECTRONIC CLEARING HOUSE, INC.
P.O. Box 3040, 28001 Dorothy Drive, Agoura Hills, CA 91301

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder(s) hereby appoint(s) Joel M. Barry and Herbert L. Lucas, Jr., and either of them, proxies with full power of substitution and hereby authorize(s) them to represent and vote, as designated below, all the shares of Common Stock held of record by the undersigned on December 8, 2000, at the Annual Meeting of Shareholders of Electronic Clearing House, Inc. to be held on February 2, 2001, or any adjournment thereof.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS |X|

KEEP THIS PORTION FOR YOUR RECORDS

(DETACH HERE AND RETURN THIS PORTION ONLY)

ELECTRONIC CLEARING HOUSE, INC. PROXY

The undersigned authorize(s) the proxies to vote on the matters set forth in the Proxy Statement of the Company dated January 2, 2001, as follows:

1. ELECTION OF DIRECTORS

The Nominee is: CARL W. SCHAFER

[_]	For the Nominee listed or, if needed Nominee is unable to serve, for a substitute Nominee.

[_]	Withhold Authority to vote for Nominee listed in the Proxy Statement.

For [_]	Against [_]	Abstain [_]	2.	PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

[_]	[_]	[_]	3.	IN THE DISCRETION OF SUCH PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please sign exactly as name appears on stock. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Name/Signature in which Stock is Held	Name/Signature if Held Jointly	Date

Please mark, sign, date and return this Proxy by January 30, 2001. With your cooperation, we can be ensured of a quorum.

PLEASE INDICATE ANY CHANGES IN ADDRESS ON REVERSE OF THIS PROXY FORM. THANK YOU.